SCHEDULE A

TRANSAMERICA SERIES TRUST

OPERATING EXPENSE LIMITS

This Schedule relates to the following Portfolios of the Company as of May 1, 2022:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica 60/40 Allocation VP	May 1, 2023	N/A	0.63%

Transamerica Aegon High Yield Bond VP	May 1, 2023	0.70%	0.95%

Transamerica Aegon Sustainable Equity Income VP	May 1, 2023	0.73%	0.98%

Transamerica Aegon U.S. Government Securities VP	May 1, 2023	0.63%	0.88%

Transamerica American Funds Managed Risk VP	May 1, 2023	N/A	0.85%

Transamerica BlackRock Global Real Estate Securities VP	May 1, 2023	0.90%	1.15%

Transamerica BlackRock Government Money Market VP	May 1, 2023	0.38%	0.63%
Transamerica BlackRock iShares Active Asset Allocation – Conservative VP 2 Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP2 Transamerica BlackRock iShares Dynamic Allocation – Balanced VP2 Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth[2]	May 1, 2023	0.55%	0.80%

Transamerica BlackRock iShares Edge 40 VP3	May 1, 2023	0.31%	0.56%

Transamerica BlackRock iShares Edge 50 VP3	May 1, 2023	N/A	0.56%

Transamerica BlackRock iShares Edge 75 VP3	May 1, 2023	N/A	0.56%

Transamerica BlackRock iShares Edge 100 VP3	May 1, 2023	N/A	0.56%

Transamerica BlackRock Tactical Allocation VP3	May 1, 2023	0.25%	0.50%

Transamerica Goldman Sachs 70/30 Allocation VP4	May 1, 2023	N/A	1.15%

Transamerica International Focus VP (formerly, Transamerica International Growth VP)	May 1, 2023	0.88%	1.13%

Transamerica Janus Balanced VP	May 1, 2023	0.81%	1.05%

Transamerica Janus Mid-Cap Growth VP	May 1, 2023	0.88%	1.13%
Transamerica JPMorgan Asset Allocation – Conservative VP Transamerica JPMorgan Asset Allocation – Growth VP Transamerica JPMorgan Asset Allocation – Moderate Growth VP Transamerica JPMorgan Asset Allocation – Moderate VP	May 1, 2023	0.25%	0.50%

Transamerica JPMorgan Core Bond VP	May 1, 2023	0.57%	0.83%

Transamerica JPMorgan Enhanced Index VP	May 1, 2023	0.67%	0.96%

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT INITIAL CLASS[1]	EXPENSE LIMIT SERVICE CLASS

Transamerica JPMorgan International Moderate Growth VP	May 1, 2023	0.25%	0.50%

Transamerica JPMorgan Mid Cap Value VP	May 1, 2023	0.93%	1.17%

Transamerica JPMorgan Tactical Allocation VP	May 1, 2023	0.82%	1.07%

Transamerica Madison Diversified Income VP	May 1, 2023	0.84%	1.09%
Transamerica Managed Risk – Balanced ETF VP Transamerica Managed Risk – Conservative ETF VP Transamerica Managed Risk – Growth ETF VP	May 1, 2023	0.37%	0.62%

Transamerica Market Participation Strategy VP	May 1, 2023	0.82%	1.07%

Transamerica Morgan Stanley Capital Growth VP	May 1, 2023	0.76%	1.01%

Transamerica Morgan Stanley Global Allocation VP	May 1, 2023	0.81%	1.06%

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP	May 1, 2023	0.22%	0.47%

Transamerica MSCI EAFE Index VP	May 1, 2023	0.18%	0.43%

Transamerica Multi-Managed Balanced VP	May 1, 2023	0.75%	1.00%

Transamerica PIMCO Tactical – Balanced VP	May 1, 2023	0.91%	1.16%

Transamerica PIMCO Tactical – Conservative VP	May 1, 2023	0.92%	1.17%

Transamerica PIMCO Tactical – Growth VP	May 1, 2023	0.94%	1.19%

Transamerica PIMCO Total Return VP	May 1, 2023	0.72%	0.97%

Transamerica PineBridge Inflation Opportunities VP	May 1, 2023	0.70%	0.95%

Transamerica ProFund UltraBear VP	May 1, 2023	0.98%	1.23%

Transamerica Rothschild & Co Large Cap Value VP	May 1, 2023	0.95%	1.10%

Transamerica Small/Mid Cap Value VP	May 1, 2023	0.89%	1.14%

Transamerica S&P 500 Index VP	May 1, 2023	0.14%	0.39%

Transamerica T. Rowe Price Small Cap VP	May 1, 2023	0.93%	1.18%

Transamerica TS&W International Equity VP	May 1, 2023	0.92%	1.17%

Transamerica WMC US Growth VP	May 1, 2023	0.74%	0.99%

1.  The portfolios have not been charged and have not paid any 12b-1 fees with respect to Initial Class shares, and will not be charged or pay any 12b-1 fees on Initial Class shares through May 1, 2022. TAM intends for this arrangement to be extended through May 1, 2023.

2.  TAM has contractually agreed through May 1, 2023, to waive from its management fees an amount equal to the sub-advisory fee waiver by BlackRock Investment Management, LLC (“BlackRock”), the portfolio’s sub-adviser. BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. Amounts shown as waived by TAM under this contractual arrangement are based on estimates for the current fiscal year and such waivers are not subject to recapture by TAM.

3.  TAM has contractually agreed through May 1, 2023, to waive from its management fees and amount equal to the sub-advisory fee waiver by BlackRock. BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. Amounts shown as waived by TAM under this contractual arrangement are based on estimates for the current fiscal year and such waivers are not subject to recapture by TAM.

4.  TAM has agreed through May 1, 2023 to waive fees and/or reimburse portfolio expenses to the extent that the total annual fund operating expenses exceed 1.15% for Service Class of Transamerica Goldman Sachs 70/30 Allocation VP. Acquired fund fees are included within the fund’s expense cap.

SCHEDULE B

TRANSAMERICA SERIES TRUST

MAY 1, 2023

PORTFOLIOS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica 60/40 Allocation VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Global Real Estate Securities VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica Blackrock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica International Focus (formerly, Transamerica International Growth VP)

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk-Balanced VP

Transamerica MSCI EAFE Index

Transamerica Multi-Managed Balanced VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Rothschild & Co Large Cap Value VP

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC US Growth VP